Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1 filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, our report dated March 15, 2013, with respect to the financial statements of OXiGENE, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission, and to the references to our firm under the heading “Experts” in the prospectus.

/s/ Ernst & Young LLP

Redwood City, California

February 10, 2014